Exhibit 1

UNOFFICIAL TRANSLATION OF POWER OF ATTORNEY GRANTED BY GRUPO MÉXICO, S.A.B. DE C.V. IN

FAVOR OF MIGUEL VALDÉS NEAVES

“PUBLIC DEED FIFTY THOUSAND FOUR HUNDRED TEN

BOOK NUMBER ONE THOUSAND THREE HUNDRED TWENTY-FOUR

In Mexico, Federal District, on May 22 of two thousand seventeen.

I, MR. JOSÉ LUIS VILLAVICENCIO CASTAÑEDA, Notary Public number two hundred eighteen of the Federal District, grants the NOTARIZATION OF THE MINUTES OF THE GENERAL AND ORDINARY SHAREHOLDERS’ MEETING OF “GRUPO MÉXICO”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE (the “Company”), requested by Mrs. LILIE HERNÁNDEZ MINOR, as special representative of the Company, in the following terms:…

SECOND.- MINUTES OF MEETING.- The appearing party exhibits to me (i) the minutes of the general and ordinary shareholders meeting of the Company, dated April twenty-six of twenty seventeen, which is contained in fifteen pages with written text only in obverse side and which I attach in the appendix to this deed marked with letter “B”; (ii) the list of attendees of such meeting, which is contained in three pages with written text only in the obverse side and which I attach in the appendix to this deed marked with letter “C”, and (iii) the certification made by secretaries which is contained in one page with written text only in the obverse side and which I attach in the appendix to this deed marked with letter “D”, all of which cannot be recorded in the corresponding book of minutes, reason why the notarization is requested hereby, being the minutes transcribed as follows:

GRUPO MEXICO, S.A.B. DE C.V.

GENERAL AND ORDINARY SHAREHOLDERS’ MEETING

APRIL 26, 2017…

POINT SEVEN. In connection with the seventh point of the agenda, the president submitted to the shareholders the approval of granting and/or revoking powers of attorney to various representatives of the Company, and after the consideration of the shareholders in connection thereto, the following was approved by the majority of shares represented in the meeting, constituting sufficient votes according to the bylaws:

RESOLUTION

TWENTY FIRST.- The granting and revoking powers of attorneys to various representatives of the Company is hereby approved and ratified, according to the following:…

Also, the Company hereby grants in favor of the public accountant Miguel Valdés Neaves and Mrs. Marlene Finny de la Torre, a general power for entering into acts of administration, with the limitation that such powers be exercised jointly with another representative with sufficient powers for such purposes.

… I, THE NOTARY, CERTIFY THAT:

I.- I duly identified myself as a Notary before the appearing party, confirmed her identity with the documents attached in the appendix to this deed marked with letter “E”, who in my opinion has legal capacity to execute this act;

II.- The appearing party represents that all the representations made by her in this deed were made under oath and that the Notary warned them about the felonies that are incurred by those who declare false information to a Notary;

III.- The represented corporation has the legal capacity to celebrate this act and the authority invoked is still in force;

IV.- The appearing party represents that she is LILIE HERNÁNDEZ MINOR, Mexican by birth, from Mexico, Federal District, where she was born on November twenty-seven of nineteen seventy-eight, married, lawyer, with an address at …;

V.- The documents listed and attached to this deed are consistent with the originals of these documents I had on sight;

VI.- I read this deed to the appearing party, and I explained its value, content consequences and legal extent; and

VII.- That with knowledge of its contents and after I informed her of her right to personally read this instrument, she expressed her conformity with, and complete understanding of, the deed and granted it the day of its date ACT in which I AUTHORIZE DEFINITELY.

I GIVE FAITH.

Signature of LILLIE HERNÁNDEZ MINOR.- Signature of JOSE LUIS VILLAVICENCIO CASTAÑEDA.

(Authorizing Seal). …”